Exhibit 10.01
FLEXTRONICS INTERNATIONAL LTD.
2010 EQUITY INCENTIVE PLAN
ARTICLE 1. PURPOSES OF THE PLAN.
The purposes of the Flextronics International Ltd. 2010 Equity Incentive Plan (the “Plan”) are to attract and retain the best available personnel, to provide additional incentives to Employees and Directors of the Company and its Affiliates and to promote the success of the Company’s business by linking the personal interests of Employees and Directors of the Company and its Affiliates to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders.
ARTICLE 2. DEFINITIONS.
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronouns shall include the plural where the context so indicates.
2.1 “Affiliate” means any corporation or other entity (including but not limited to partnerships and joint ventures) which is, directly or indirectly through one or more intermediary entities controlled by, or under common control with, the Company.
2.2 “Award” means an award of an Option, SAR, Performance Share, Performance Share Unit, Restricted Share Unit, or any other right or benefit, including any other Share-Based Award under Article 8, granted to a Participant pursuant to the Plan.
2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.
2.4 “Board” means the Board of Directors of the Company.
2.5 “Change of Control” shall mean the occurrence of any of the following events:
(a) A transaction or series of transactions (other than an offering of the Shares to the general public through a registration statement filed with the Securities and Exchange Commission (“SEC”)) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any one-year period, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than any one or more Directors designated by any person who shall have entered into an agreement with the Company in connection with any transaction described in Section 2.5(a) or Section 2.5(c) hereof) whose election or appointment by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the one-year period (other than vacant seats) or whose election or appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board pursuant to a transaction or other mechanism outside of the normal election process of Directors under the Companies Act and/or the Company’s Amended and Restated Articles of Association; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:
(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) After which no person or group, beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d) The Company’s shareholders approve a liquidation or dissolution of the Company.
A transaction will not constitute a Change of Control or other consolidating event if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.
2.6 “Code” means the U.S. Internal Revenue Code of 1986, as amended.
2.7 “Committee” means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan.

2.8 “Companies Act” means the Companies Act (Cap 50, 2006 Rev. Ed.) of Singapore.
2.9 “Company” means Flextronics International Ltd, a Singapore company, or any successor corporation.
2.10 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.11 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary or Affiliate qualified under Section 146 of the Companies Act.
2.12 “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment, such as a treating physician’s written certification, sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under this Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.
2.13 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.14 “Effective Date” shall have the meaning set forth in Section 13.1 hereof.
2.15 “Eligible Individual” means any person who is an Employee or a Director, as determined by the Committee.
2.16 “Employee” means a full time or part time Employee of the Company or any Parent, Subsidiary or Affiliate, including an officer or Director, who is treated as an Employee in the personnel records of the Company or any Parent, Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or any Parent, Subsidiary or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or a Parent, Subsidiary or Affiliate’s policy or (ii) transfers between locations of the Company or between the Company and/or any Parent, Subsidiary or Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or Parent, Subsidiary or Affiliate shall be sufficient to constitute “employment” by the Company or any Parent, Subsidiary or Affiliate.
2.17 “Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Committee may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.17, the fair market value established by the Committee acting in good faith. For purposes of a “net exercise” procedure for Options, the Committee may apply a different method for calculating Fair Market Value.

2.18 “Full-Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays a minimum of the Fair Market Value of the Shares, as determined as of the date of grant.
2.19 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.20 “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Shares are subject to Section 16 of the Exchange Act.
2.21 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.22 “Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.
2.23 “Ordinary Shares” means ordinary shares or “Shares” of no par value each in the capital of the Company for issuance under this Plan, and any successor security.
2.24 “Outside Director” means a member of the Board who is not an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company.
2.25 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns Shares possessing more than 50% of the total combined voting power of all classes of Shares in one of the other corporations in such chain or a “parent corporation” within the meaning of Section 424(e) of the Code.
2.26 “Participant” means any Eligible Individual who, as a Director or Employee, has been granted an Award pursuant to the Plan.
2.27 “Performance-Based Award” means an Award granted pursuant to Article 9.
2.28 “Performance Criteria” means such factors as may be selected by the Committee, in its sole discretion, including, but not limited to, the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
(a) Net revenue and/or net revenue growth;
(b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
(c) Operating income and/or operating income growth;
(d) Net income and/or net income growth;
(e) Earnings per share and/or earnings per share growth;
(f) Total shareholder return and/or total shareholder return growth;
(g) Return on equity;

(h) Operating cash flow;
(i) Free cash flow (operating cash flow minus net capital expenditures);
(j) SG&A expense;
(k) Inventory turns or other similar working capital measures;
(l) Economic value added; and
(m) Return on invested capital.
Performance Criteria may be computed on an absolute basis or relative to an index (such as the S&P 500 Index) or to a specified peer group of companies as determined by the Committee at the time Awards are granted. In addition, to the extent consistent with Section 162(m) of the Code, Performance Criteria may be computed under generally accepted accounting principles (GAAP), International Financial Reporting Standards (IFRS), or on an adjusted basis to exclude any one or more of the following: stock-based compensation expense, restructuring charges, non-cash convertible interest expense, distressed customer charges, intangible amortization, impairment charges and other charges as may be determined by the Committee at the time Awards are granted.
2.29 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Parent, Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Parent, Subsidiary or Affiliate, or the performance of an Eligible Individual. The Committee, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.30 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select but not less than one (1) year in duration, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.31 “Performance Share” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee, and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
2.32 “Performance Share Unit” means a right granted to a Participant pursuant to Section 8.3 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee, and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.33 “Plan” means this Flextronics International Ltd. 2010 Equity Incentive Plan, as it may be amended from time to time.
2.34 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.35 “Restricted Share Unit” means an Award granted pursuant to Section 8.4 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
2.36 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
2.37 “Share-Based Award” means any Full-Value Award settled in Shares granted under Article 8 of this Plan.
2.38 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price on the date the SAR was granted as set forth in the applicable Award Agreement.
2.39 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For purposes of granting Options or any other “stock rights” within the meaning of Section 409A of the Code, an entity shall not be considered a Subsidiary if granting such stock right would result in the stock right becoming subject to Section 409A of the Code.
2.40 “Termination of Service” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee, officer or Director to the Company or a Parent, Subsidiary or Affiliate of the Company. An Employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) vacation leave (iii) military leave, (iv) transfers of employment between the Company and any Parent, Subsidiary or Affiliate; or (iv) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
ARTICLE 3. SHARES SUBJECT TO THE PLAN.
3.1 Number of Shares Available.

(a) Subject to Section 3.3 and Article 11, the total number of Shares reserved and available for grant and issuance pursuant to this Plan (including upon the exercise of an Incentive Stock Option) will be 10,000,000 Shares. In addition, any authorized shares not issued or subject to outstanding grants under the Company’s 2001 Equity Incentive Plan, the Company’s 2002 Interim Incentive Plan, the Solectron Corporation 2002 Stock Plan and/or the Company’s 2004 Award Plan for New Employees (each a “Prior Plan” and collectively, the “Prior Plans”) and including any award that terminates, is forfeited, is canceled, expires, or lapses for any reason under the Prior Plans, will no longer be available for grant and issuance under the Prior Plans, but will be available for grant and issuance under this Plan. The authorized Shares under this Plan up to 68,000,000 Shares may be used to grant Incentive Stock Options (“ISOs”) during the term of this Plan. Any Shares that are subject to Awards of Options or SARs shall be counted against this limit as one (1) Share for every one (1) Share granted or subject to grant for any such Award. Any Shares that are subject to a Full-Value Award (other than Options or SARs) shall be counted against this limit as one and seventy-one hundredths (1.71) Shares for every one (1) Share granted or subject to grant for any such Award.
(b) To the extent that an Award, including any previous outstanding grants made under any Prior Plan, terminates, is forfeited, is canceled, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares that become available for the grant of Awards pursuant to this Section 3.1(b) shall be added back as one (1) Share if such Shares were subject to Options or SARs and as one and seventy-one hundredths (1.71) shares if such shares were subject to Full-Value Awards. Any Shares withheld (if and to the extent permitted by applicable law) to satisfy the grant or Exercise Price or tax withholding obligation pursuant to any Award shall be treated as issued under this Plan and shall be deducted from the aggregate number of shares which may be issued under Section 3.1(a). Further, any Shares tendered (if and to the extent permitted by applicable law) to satisfy the grant or Exercise Price or tax withholding obligations pursuant to any Award shall not be added to the aggregate number of Shares which may be issued under Section 3.1(a). To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not be counted against Shares available for grant pursuant to this Plan.
3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist in whole or in part, of authorized and unissued Shares, or treasury Shares.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, where it is intended to comply with Section 162(m) of the Code, the maximum number of Shares that are subject to or covered or measured by one or more Awards that may be granted to any one Participant during any calendar year shall be 6,000,000 Shares. Further, where it is intended to comply with Section 16(m) of the Code, the maximum amount that may be paid in cash during any calendar year with respect to any Award shall be an amount equal to the preceding share limitation multiplied by the average daily trading price of the Shares during the preceding calendar year. To the extent required by Section 162(m) of the Code, in applying the foregoing limitation with respect to a Participant, if any Award is canceled, the canceled Award shall continue to count against the maximum number of Shares with respect to which an Award may be granted to a given Participant.
ARTICLE 4. ELIGIBILITY AND PARTICIPATION.
4.1 Eligibility. Awards may be granted to Eligible Individuals; however, ISOs shall only be awarded to Employees of the Company, or a Parent or Subsidiary within the meaning of Section 422 of the Code. A person may be granted more than one Award under this Plan.
4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right by virtue of this Plan to receive an Award pursuant to this Plan.

ARTICLE 5. OPTIONS.
5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a) Exercise Price. The exercise price per Share (“Exercise Price”) subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that: (i) the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder (as set forth in Section 5.2(c) below) will not be less than 110% of the Fair Market Value of the Shares on the date of grant.
(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed seven (7) years. The Committee shall also determine the performance goals or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c) Payment. The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation: (i) cash or check, (ii) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA” dealer) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA dealer irrevocably commits upon receipt of such Shares, to remit such amounts to the Company, (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (iv) any combination of the foregoing methods of payment. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director of the Company (as defined under the Companies Act from time to time) or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the Exercise Price of an Option, or continue any extension of credit with respect to the Exercise Price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act and/or Section 162 of the Companies Act.
(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
5.2 Incentive Stock Options. ISOs shall be granted only to Employees of the Company or any Subsidiary, and the terms of any ISOs granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.
(a) Expiration. Subject to Section 5.2(c) hereof, an ISO shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Seven years from the date it is granted, unless an earlier time is set in the Award Agreement;
(ii) Three months after the Participant’s Termination of Service; and
(iii) One year after the date of the Participant’s Termination of Service on account of Disability or death. Upon the Participant’s Disability or death, any ISOs exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such ISO or dies intestate, by the person or persons entitled to receive the ISO pursuant to the applicable laws of descent and distribution.
(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which ISOs are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that ISOs are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(c) Ten Percent Shareholder. An ISO shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company (a “Ten Percent Shareholder”) only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an ISO within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.
(e) Right to Exercise. During a Participant’s lifetime, an ISO may be exercised only by the Participant.
(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an ISO, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.3 Exemption from Section 409A. It is intended that all Options granted under this Plan will be exempt from Section 409A of the Code.
5.4 Substitution of SARs. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
ARTICLE 6. GRANTS TO OUTSIDE DIRECTORS.
6.1 Types of Options and Shares. Options granted under this Plan and subject to this Article 6 shall be Non-Qualified Stock Options.

6.2 Eligibility. Options subject to this Article 6 shall be granted only to Outside Directors. In no event, however, may any Outside Director be granted any Options under this Article 6 if such grant is (a) prohibited, or (b) restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such Outside Director is resident under the relevant securities laws of that jurisdiction.
6.3 Vesting and Exercisability. The date an Outside Director is granted an Option is referred to in this Plan as the “Start Date” for such Option. Each Option will vest and become exercisable according to the terms set forth by the Committee in the applicable Award Agreement as long as the Outside Director continuously remains a Director or a consultant to the Company on each applicable vesting date. Notwithstanding anything to the contrary in Article 5, no Options granted to an Outside Director will be exercisable after the expiration of five (5) years from the date the Option is granted to such Outside Director. If the Outside Director is Terminated, the Outside Director may exercise his or her Options only to the extent that such Options would have been exercisable upon the Termination Date for such period as set forth in the Award Agreement. Notwithstanding any provision to the contrary, in the event of a Change of Control, the Committee may accelerate the vesting of all Options granted to Outside Directors in its discretion and such Options will become exercisable in full prior to the consummation of such Change of Control at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three (3) months of the consummation of said Change of Control event.
6.4 Exercise Price. The Exercise Price of an Option granted under this Article 6 shall be not less than 100% of the Fair Market Value of a Share on the Start Date.
ARTICLE 7. STOCK APPRECIATION RIGHTS.
7.1 Grant of SARs.
(a) A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided that the term of any SAR shall not exceed seven years.
(b) A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the SAR is exercised over (B) the grant price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, subject to any limitations the Committee may impose.
7.2 Grant Price. The grant price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the per Share grant price for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
7.3 Payment and Limitations on Exercise.
(a) Subject to Section 7.3(b) hereof, payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Committee.
(b) To the extent any payment under Section 7.1(b) hereof is effected in Shares, it shall be made subject to satisfaction of all provisions of Article 5 pertaining to Options.

ARTICLE 8. OTHER TYPES OF SHARE-BASED AWARDS.
8.1 General Restrictions on Share-Based Awards.
(a) Share-Based Awards granted under this Article 8 may be based on a completion of a specified number of years of service with the Company or a Parent, Subsidiary, or Affiliate of the Company or upon the completion of Performance Goals as set by the Committee. Any Share-Based Awards granted under this Article 8 based on Performance Factors shall have a minimum Performance Period of one (1) year and any Share-Based Award with vesting based on the passage of time and continuous service to the Company or a Parent, Subsidiary or Affiliate shall have a minimum total vesting period of three (3) years (which may be pro-rata) (collectively referred to as the “Minimum Restriction Period”).
(b) Share-Based Awards granted not in accordance with the Minimum Restriction Period may not exceed five percent (5%) of the total Shares reserved and available for grant and issuance pursuant to this Plan, including (i) Shares that are subject to issuance upon exercise or vesting of an Award but cease to be subject to such Award for any reason other than the exercise or vesting of such Award; (ii) any authorized Shares not issued or subject to outstanding grants under the Prior Plans; and (iii) any Shares subject to outstanding grants that are forfeited and/or that are issuable upon exercise of Options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been settled or exercised in full.
8.2 Performance Share Awards. Performance Share Awards shall be denominated in a number of Shares and may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period or Periods determined by the Committee.
8.3 Performance Share Units. Performance Share Unit awards shall be denominated in unit equivalents of Shares and/or units of value including the dollar value of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period or Periods determined by the Committee. On the vesting date, the Company shall, subject to Section 10.6, transfer to the Participant one unrestricted, fully transferable Share for each Performance Share Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Performance Share Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee in its sole discretion.
8.4 Restricted Share Units. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Share Units. Restricted Share Unit Awards shall be denominated in unit equivalents of Shares and/or units of value including dollar value of Shares in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the settlement date applicable to each grant of Restricted Share Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.6, transfer to the Participant one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Share Units may be made in cash or any combination of cash and Shares, as determined by the Committee, in its sole discretion, at the time of grant of the Restricted Share Units.

8.5 Other Share-Based Awards. The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of Performance Criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.
8.6 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Share Units, Restricted Share Units and any other Share-Based Award granted pursuant to this Article 8 shall be set by the Committee in its discretion.
8.7 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.
8.8 Timing of Settlement. At the time of grant, the Committee shall specify the settlement date applicable to an Award of Performance Shares, Performance Share Units, Restricted Share Units or any other Share-Based Award granted pursuant to this Article 8, which shall be no earlier than the expiration of the Minimum Restriction Period or other subsequent vesting date(s) applicable to the relevant Award and may be later than the vesting date(s) to the extent and under the terms determined by the Committee.
ARTICLE 9. PERFORMANCE-BASED AWARDS.
9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards, other than Options and SARs, and that are granted pursuant to Article 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Article 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Article 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company, or a Parent, Subsidiary or Affiliate on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10. PROVISIONS APPLICABLE TO AWARDS.
10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of a Participant’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent, Subsidiary or Affiliate in accordance with the provisions of the Companies Act. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Outside Directors). The Committee by express provision in the Award Agreement or an amendment thereto may, subject to applicable laws, permit an Award (other than an ISO) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service or employment with the Company or a Parent, Subsidiary or Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
10.4 Termination of Service. Any Award granted under this Plan shall only be exercisable or payable while the Participant is an Employee or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that any Award may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change of Control, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Share Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
10.5 Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, if permitted by the Committee and any applicable local laws, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to either the person’s estate or legal representative or the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution (or equivalent laws outside the U.S.). Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
10.6 Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of Singapore and the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
10.7 Accelerated Vesting and Deferral Limitations. The Committee shall not have the discretionary authority to accelerate or delay issuance of Shares under an Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Committee, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code.
ARTICLE 11. CHANGES IN CAPITAL STRUCTURE.
11.1 Adjustments. Should any change be made to the Shares issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any Participant may be granted Awards under the terms of the Plan or that may be granted generally under the terms of the Plan, and (iii) the number and/or class of securities and price per Share in effect under each Award outstanding under Articles 5 through 8. Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards, provided, however, that fractions of a Share will not be issued but will be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share, as determined by the Committee. Notwithstanding anything herein to the contrary, an adjustment to an Award under this Section 11.1 may not be made in a manner that would result in the grant of a new Option or SAR under Code Section 409A. The adjustments determined by the Committee shall be final, binding and conclusive.
11.2 Change of Control.
(a) Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change of Control occurs and a Participant’s Full-Value Awards are not converted, assumed, or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary thereof, such Full-Value Awards shall automatically vest and become fully exercisable and all forfeiture restrictions on such Awards shall lapse immediately prior to the Change of Control and following the consummation of such Change in Control, the Award shall terminate and cease to be outstanding. Further, if a Change of Control occurs and a Participant’s Options or SARs are not converted, assumed or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary therefore, such Options or SARs outstanding at the time of the Change of Control, shall automatically vest and become fully exercisable immediately prior to the Change of Control and thereafter shall automatically terminate. In the event that the terms of any agreement (other than the Award Agreement) between the Company or any Subsidiary or Affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2(a), this Section 11.2(a) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. The determination of comparability in this Section 11.2(a) shall be made by the Committee, and its determination shall be final, binding and conclusive.

(b) Where Awards are assumed or continued after a Change of Control, the Committee may provide that one or more Awards will automatically accelerate upon an involuntary Termination of Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Change of Control. If the Committee so determines, any such Award shall accordingly, immediately prior to the effective date of such Change of Control or upon an involuntary Termination of Service following a Change of Control (at the Committee’s discretion), become fully exercisable and all forfeiture restrictions on such Awards shall lapse.
(c) The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.
11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the Exercise Price of any Award.
ARTICLE 12. ADMINISTRATION.
12.1 Authority of Committee. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:
(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c) designate Eligible Individuals to receive Awards;
(d) determine the form and terms of Awards;
(e) determine the number of Awards to be granted and the number of Shares or other consideration subject to Awards;
(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Award conditions;
(h) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the Exercise Price or Grant Price, any restrictions or limitations on the Award, any schedule for the lapse of forfeiture restrictions or restrictions on the exercisability of an Award, vesting, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards intended to qualify as Qualified Performance Based-Compensation, except as permitted under Section 162(m) of the Code;
(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(j) determine whether the Performance Goals under any Performance-Based Award have been met;
(k) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the Exercise Price or Grant Price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(l) establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan as the Committee may deem necessary or advisable under local law;
(m) suspend or terminate the Plan at any time provided that such suspension or termination does not impair the rights and obligations under any outstanding Award without written consent of the affected Participant;
(n) determine the Fair Market Value of the Shares for any purpose; and
(o) make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
12.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.
12.3 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than Insiders to whom authority to grant or amend Awards has been delegated hereunder. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.3 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13. EFFECTIVE AND EXPIRATION DATE.
13.1 Effective Date. The Plan is effective as of the date the Plan is adopted by the Board (the “Effective Date”). This Plan shall be approved by the Company’s shareholders within twelve months (12) months after the date the Plan is adopted by the Board. The Plan will be deemed to be approved by the shareholders if it is approved by a majority of the votes cast at a duly held shareholders’ meeting at which a quorum representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the Plan.
13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION.
14.1 Amendment, Modification, and Termination. The Committee has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall materially and adversely affect rights and obligations with respect to Awards at the time outstanding under the Plan, unless the Participant consents to such amendment, and (ii) the grants to Outside Directors pursuant to Article 6 may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable U.S. income tax laws and regulations. In addition, the Committee may not, without the approval of the Company’s shareholders, amend the Plan to (i) materially increase the maximum number of Shares issuable under the Plan or the maximum number of Shares for which any one individual participating in the Plan may be granted Awards, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Participants. Further, the repricing, replacement or regranting of any previously granted Award, through cancellation or by lowering the Exercise Price of such Award, shall be prohibited unless the shareholders of the Company first approve such repricing, replacement or regranting. No underwater Option or SAR may be cancelled in exchange for, or in connection with the payment of a cash amount without shareholder approval. The Committee may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval under Nasdaq or other stock exchange listing requirements then applicable to the Company.
14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 15. GENERAL PROVISIONS.
15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
15.2 No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the owner of such Shares, notwithstanding the exercise or vesting of an Option or other Award.
15.3 Withholding. The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes and any taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Parent, Subsidiary or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes by any means authorized by the Committee. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.
15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent, Subsidiary or Affiliate.
15.6. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.
15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Parent, Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder, or as expressly provided by applicable law.
15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.
15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down as appropriate.
15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of Singapore and the United States and jurisdictions outside of Singapore and United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of Singapore and the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in Singapore or the United States or in a jurisdiction outside of Singapore or the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register Shares issued or paid pursuant to the Plan under the Securities Act. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
15.13 Governing Law. The Plan and all Award Agreements, and all controversies thereunder or related thereto, shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws.
15.14 Section 409A. Except as provided in Section 15.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
15.15 No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., Incentive Stock Options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 15.14 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.